UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Equity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

April 7, 2022

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

2022 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement Supplement, dated April 7, 2022 (this “Supplement”), supplements the Definitive Proxy Statement of Equity Bancshares, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 17, 2022 (the “Proxy Statement”), relating to the Annual Meeting of Stockholders of the Company to be held on April 26, 2022 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

The purpose of this Supplement is to correct an error in the beneficial ownership table included on pages 50 through 51 of the Proxy Statement under the heading “Common Stock Ownership of Certain Beneficial Owners and Management,” which inadvertently reported that James S. Loving beneficially owned no shares of Class A common stock instead of 9,118 shares of Class A common stock.

Accordingly, the Proxy Statement disclosure under the heading “Common Stock Ownership of Certain Beneficial Owners and Management” is amended and replaced in its entirety with the following. Except for the information in this Supplement regarding the disclosure under the heading “Common Stock Ownership of Certain Beneficial Owners and Management,” all information set forth in the Proxy Statement remains unchanged.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock as of March 1, 2022 subject to certain assumptions set forth in the footnotes for:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding Class A Common Stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within sixty (60) days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The Company’s Class B Common Stock has no voting rights, and no shares of the Company’s Class B Common Stock are currently outstanding.

Unless otherwise noted, the address for each stockholder listed on the table below is: c/o Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207.

	Class A Common Stock
Name of Beneficial Owner (1)	Number	Percentage (5)
5% Stockholders:
Entities affiliated with T. Rowe Price Associates, Inc (2)	1,365,603	8.1%
Entities affiliated with Black Rock, Inc. (3)	1,080,716	6.4%
Entities affiliated with FJ Capital Management LLC (4)	1,053,069	6.2%

Directors, Nominees and Named Executive Officers:
Brad S. Elliott (6)	405,562	2.4%
Eric R. Newell (7)	5,849	*
Craig L. Anderson (8)	16,507	*
Julie A. Huber (9)	66,567	*
Gregory H. Kossover (10)	161,724	*
Gary C. Allerheiligen (11)	47,168	*
L. James Berglund (12)	46,567	*
Leon Borck (13)	127,557	*
Kevin E. Cook (14)	19,138	*
Junetta M. Everett (15)	3,105	*
Gregory L. Gaeddert (16)	43,885	*
Benjamen M. Hutton (17)	13,105	*
R. Renee Koger (18)	67,473	*
James S. Loving(19)	9,118	*
Jerry P. Maland (20)	139,536	*
Shawn D. Penner (21)	133,178	*
All Directors, Nominees and Executive Officers as a Group (21 Persons) (22)	1,391,569	8.2%

*	Indicates less than 1%
1)	All references are to shares of the Company’s Class A Common Stock.
2)

Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2022, which reported that it is the beneficial owner of 1,365,603 shares and that it has sole voting power with respect to 328,585 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,365,603 of such shares and shared disposition power with respect to none of such shares. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

3)

Based on a Schedule 13G filed by Black Rock, Inc. with the SEC on February 2, 2022, which reported that it is the beneficial owner of 1,080,716 shares and that it has sole voting power with respect to 1,054,502 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,080,716 of such shares and shared disposition power with respect to none of such shares. The address for Black Rock, Inc. is 55 East 52nd Street, New York, NY 10055.

4)

Based on a Schedule 13G filed by FJ Capital Management LLC with the SEC on February 11, 2022, which reported that it is the beneficial owner of 1,053,069 shares and that it has sole voting power with respect to none of such shares, shared voting power with respect to 1,053,069 of such shares, sole disposition power with respect to none of such shares and shared disposition power with respect to 979,632 of such shares. The address for FJ Capital Management LLC is 7901 Jones Branch Drive, Suite 210, McLean, VA 22102.

5)

Based on 16,632,658 shares of the Company’s Class A Common Stock outstanding as of March 1, 2021, plus the number of shares issuable to such individual (or group of individuals) upon the exercise of stock options or vesting of restricted shares within 60 days.

6)

Includes (i) 58,718 shares held of record by Mr. Elliott, (ii) 3,500 shares held in Mr. Elliott’s individual retirement account, (iii) 9,615 shares held of record by Equity Holdings, LLC of which Mr. Elliott is the managing member, (iv) 172,551 shares held of record by Elliott Legacy, LLC of which Mr. Elliott is the managing member (v) 161,178 shares issuable upon the exercise of options exercisable within 60 days.

7)	Includes 5,849 shares held of record by Mr. Newell.
8)	Includes (i) 13,007 shares held of record by Mr. Anderson and (ii) 3,500 shares held by the Craig L. Anderson Trust of which Mr. Anderson is the trustee.
9)

Includes (i) 29,867 shares held of record by Ms. Huber, (ii) 19,700 shares held jointly of record by Ms. Huber and her spouse, and (iii) 17,000 shares issuable upon the exercise of options within 60 days.

10)

Includes (i) 55,500 shares held of record by the Gregory H. Kossover Revocable Trust of which Mr. Kossover serves as the trustee, (ii) 44,655 shares held of record by Mr. Kossover, (iii) 61,569 shares issuable upon the exercise of options exercisable within 60 days.

11)

Includes (i) 14,888 shares held of record in Mr. Allerheiligen’s individual retirement account, (ii) 13,027 shares held of record by the Gary C. Allerheiligen Living Trust DTD 1-5-2006 of which Mr. Allerheiligen serves as trustee, and (iii) 19,253 shares issuable upon the exercise of options exercisable within 60 days.

12)

Includes (i) 13,743 shares held of record by Mr. Berglund, (ii) 10,000 shares held of record by the L. James Berglund Revocable Trust of which Mr. Berglund serves as the trustee, (iii) 8,000 shares held of record by the Deana K. Berglund Revocable Trust of which Mr. Berglund’s spouse serves as the trustee, and (iv) 14,824 shares issuable upon the exercise of options exercisable within 60 days.

13)

Includes (i) 6,045 shares held of record by Mr. Borck, (ii) 21,036 shares held or record by EDBI, Inc. of which Mr. Borck serves as President and (iii) 100,476 shares held of record by Innovative Livestock Services, Inc. of which Mr. Borck serves as Chairman of the Board.

14)	Includes (i) 1,138 held of record by Mr. Cook and (ii) 18,000 held of record by the Cook Family Trust, of which Mr. Cook is a trustee.
15)	Includes 3,105 shares held of record by Ms. Everett.
16)

Includes (i) 10,782 shares held of record by Mr. Gaeddert, (ii) 3,000 shares held of record by Mr. Gaeddert’s simplified employee pension account, and (iii) 18,000 shares held of record by D&G Investments, LLC of which Mr. Gaeddert is the managing member, and (v) 12,103 shares issuable upon the exercise of options within 60 days.

17)	Includes 13,105 shares held of record by Mr. Hutton.
18)	Includes (i) 48,328 shares of stock held of record by Ms. Koger, and (ii) 19,145 shares issuable upon the exercise of options within 60 days.
19)	Includes 9,118 shares held of record by the James S. Loving Trust dated October 14, 2016 of which Mr. Loving is a trustee.
20)

Includes (i) 4,243 shares held of record by Mr. Maland, (ii) 18,250 shares held of record in Mr. Maland’s individual retirement account, (iii) 111,089 shares held of record by the Jerry Paul Maland & Jane Lou Maland Living Revocable Trust DTD 9-21-99 of which Mr. Maland and his spouse serve as co-trustees, and (iv) 5,954 shares held of record by Mr. Maland’s spouse.

21)

Includes (i) 4,243 shares held of record by Mr. Penner, (ii) 128,895 shares jointly held of record by Mr. Penner and his spouse, and (iii) 40 shares held of record by Mr. Penner’s son. Mr. Penner has pledged 124,469 shares as security for certain obligations.

22)

Includes 330,371 shares issuable upon the exercise of options within 60 days by such group. Individuals in this group have separately pledged a total of 155,101 shares as security for certain obligations of such individuals.